Exhibit (p)(1)
                             SOUND SHORE FUND, INC.

                                 CODE OF ETHICS

1.       Purposes

         This Code of Ethics has been adopted by the board of directors of Sound Shore Fund, Inc. (the "Fund") in accordance with Rule 17j-1(c)(1) under the Investment Company Act of 1940 (the "Act"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by certain associated persons of such companies. The purpose of this Code of Ethics is to provide regulations for the Fund consistent with the Act and Rule 17j-1. This Code of Ethics is designed to give effect to the general prohibitions set forth in Rule 17j-1(b) under the Act as follows:

                  (a) It shall be unlawful for any affiliated person of ... a fund, or any affiliated person of an investment adviser of ... a fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:1


                           (1) To employ any device, scheme or artifice to defraud the fund;

                           (2) To make any untrue statement of a material fact to the fund or omit to state a material fact necessary in order to make the statements made to the fund, in light of the circumstances under which they are made, not misleading;

                           (3) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the fund; or

                           (4) To engage in any manipulative practice with respect to the fund.
2.       Definitions

                  (a) "Access Person" means any director, officer, other than those officers employed by Forum Fund Services, LLC, or Advisory Person of the Fund. Officers of the Fund who are employed by Forum Fund Services, LLC are subject to the provisions of, and shall report under, the code of ethics of Forum Fund Services, LLC.

                  (b) "Advisory Person" of the Fund means (i) any employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes,


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1      As defined in Rule 17j-1,  "Security  Held or to be  Acquired"  by a Fund
means (1) any Covered Security which, within the most recent 15 days, is or has been held by the Fund, or is being or has been considered by the Fund or the Investment Adviser for purchase by the Fund, and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in clause (1) above.

         participates in, or obtains information regarding the purchase or sale of a Covered Security by the Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities.

                  (c) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder (see Appendix A).

                  (d) "Compliance Officer" shall mean the designated officer of the Fund, or, in the case of the Compliance Officer's unavailability or involvement in the proposed transaction, any other officer of the Fund not involved in the proposed transaction.

                  (e) "Control" has the same meaning as in Section 2(a)(9) of the Act.

                  (f)  "Covered  Security"  shall mean a security  as defined in
         Section 2(a)(36) of the Act,2 except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments including repurchase agreements, and shares issued by registered open-end investment companies. "Covered Securities" include, among other things, any option to purchase or sell, and any security convertible into, a Covered Security.

                  (g) "Disinterested Director" means a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act. Disinterested Directors are exempted from most of the Code's provisions. See, for example, Section 4(b) and Section 6(b).

                  (h) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.




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2    As defined  in  Section  2(a)(36)  of the Act,  "security"  means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

                  (i) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

3.       Insider Trading

                  (a) No director, officer or employee of the Fund shall, directly or indirectly, purchase or sell any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership which would involve the use of "inside" information. "Inside" information means information known to such person but not generally available to public investors that a reasonable investor would consider to be important in deciding whether to buy, sell or retain a security. All directors, officers and employees are urged in any case where they have the slightest doubt as to the propriety of a transaction to refer it to the Fund's Compliance Officer or legal counsel.

4.       Prohibited Purchases and Sales

                  (a) No Access Person shall, directly or indirectly, purchase or sell any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale (i) is being considered for purchase or sale by or for the Fund or (ii) is being purchased or sold by or for the Fund, until the execution of transactions in such Covered Security by or for the Fund have been completed and until such Access Person has obtained the prior approval of the Compliance Officer.

                  (b) Without obtaining the prior written approval of the Compliance Officer, no Access Person, other than Disinterested Directors, shall directly or indirectly acquire beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

5.       Exempted Transactions

The prohibitions of Section 4 of this Code shall not apply to:

                  (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

                  (b) Purchases or sales of Covered Securities which are not eligible for purchase or sale by the Fund.

                  (c) Purchases or sales which are non-volitional on the part of either the Access Person or the Fund.

                  (d) Purchases effected through a systematic investment plan involving the automatic investment of a predetermined amount on predetermined dates, provided the Compliance Officer has been previously advised of such plan, and purchases which are part of an automatic dividend reinvestment plan.

                  (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                  (f) Any purchase or sale (or series of related purchases and sales) involving less than $5,000 of the Covered Securities of a company which is either listed on a national exchange or traded over the counter and having a market capitalization in excess of $1 billion or, with the prior approval of the Compliance Officer, any other purchase or sale believed by the Compliance Officer to be only remotely potentially harmful to the Fund because, for example, it would be very unlikely to affect a highly liquid market, or because it clearly is not related economically to the securities to be purchased, sold or held by the Fund.

6.       Reporting3

                  (a) Access Persons Other Than Disinterested Directors of the Fund

                           (1) Initial  Holdings  Report.  Beginning on March 1,
                  2000, no later than 10 days after a person becomes an Access Person (other than Disinterested Directors of the Fund), such person must file a report with the Compliance Officer which contains the following information: (i) the title, number of shares and principal amount of each Covered Security in which such person has any direct or indirect beneficial ownership;
                  (ii) the name of the broker, dealer or bank with whom such person maintains an account in which any securities are held for the direct or indirect benefit of such person; and (iii) the date the report is submitted to the Compliance Officer.

                           (2) Quarterly Transaction Reports. Beginning with the
                  calendar quarter ending March 31, 2000, no later than 10 days after the end of a calendar quarter, every Access Person (other than Disinterested Directors of the Fund) must file a report with the Compliance Officer with respect to any transaction during the calendar quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership (the "Quarterly Report"). The Quarterly Report, which may be in the form of the cover page in Appendix B and attached account statements, must contain: (i) the date of each transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved; (ii) the nature of the transaction (i.e., purchase or sale or other type of acquisition or disposition); (iii) the price of the Covered Security at which the transaction was effected; (iv) the name

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3    Any report  required by this  Section 6 may  contain a  statement  that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

                  of the broker, dealer or bank with or through which the transaction was effected; and (v) the date that the report is submitted to the Compliance Officer. With respect to any quarter in which an account was established by an Access Person in which any securities were held for the direct or indirect benefit of the Access Person, such Quarterly Report must also contain the name of the broker, dealer or bank with whom the Access person established the account and the date the account was established.

                           (3) Annual  Holdings  Reports.  No later than January
                  30, 2001, and every January 30 thereafter, every Access Person (other than Disinterested Directors of the Fund) must file a report with the Compliance Officer which contains the following information (which information must be current as of a date no more than 30 days before the report is submitted):
                  (i) the title, number of shares and principal amount of each Covered Security in which such person has any direct or indirect beneficial ownership as of December 31 of the prior calendar year; (ii) the name of the broker, dealer or bank with whom such person maintains an account in which any securities are held for the direct or indirect benefit of such person; and (iii) the date the report is submitted to the Compliance Officer. The report may be in the form of the cover page in Appendix C and attached account statements.

                  (b)      Disinterested Directors of the Fund

                           (1) Quarterly  Transaction  Reports.  A Disinterested
                  Director of the Fund must make a quarterly transaction report containing the information required by Section 6(a)(2) no later than 10 days after the end of a calendar quarter with respect to transactions occurring in such quarter in a Covered Security only if such director knew or, in the ordinary course of fulfilling his or her official duties as a director of the Fund, should have known that during the 15-day period immediately before or after such director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.4

7.       Determination of Access Persons

                  (a) Each current officer, director or employee of the Fund will be evaluated by the Compliance Officer to determine whether they are an Access Person before February 1, 2000. Those who are determined to be Access Persons will be notified of their status as an Access Person and their corresponding reporting obligations by March 1, 2000.

                  (b) Each potential new officer, director or employee of the Fund will be evaluated to determine whether they are an Access Person before they are offered a position and will be notified of their status


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4    Ordinarily, reports would need to be filed only if a Disinterested Director actually knows of a Fund transaction since, generally, Disinterested Directors would not be expected to be in a position in which they "should have known" of a Fund transaction.

         as an Access Person, if applicable, before they take their position.

8.       Review of Reports Required by this Code of Ethics

                  (a) Each report required to be submitted under Section 6 of this Code of Ethics will be promptly reviewed by the Compliance Officer when submitted.

                  (b) Any violation or potential violation of this Code of Ethics shall be brought to the attention of the Chairman of the Fund within five business days of its discovery.

                  (c) The Compliance Officer will investigate any such violation or potential violation of this Code of Ethics and report to the Chairman of the Fund with a recommendation of appropriate action to be taken against any individual whom it is determined has violated this Code of Ethics as is necessary to cure the violation and prevent future violations.

                  (d) The Compliance Officer will keep a written record of all investigations in connection with any Code of Ethics violations including any action taken as a result of the violation.

9.       Recordkeeping Requirements

                  (a) The following records must be maintained at the principal place of business of the Fund in the manner and to the extent set out below. These records must be made available to the Securities and Exchange Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

                           (1) A copy of the Code of Ethics that is in effect,
                  or at any time within the past five years was in effect, must be maintained in an easily accessible place;

                           (2) A record of any violation of this Code of Ethics,
                  and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

                           (3) A copy of each report required to be submitted by
                  Access Persons under Section 6 of this Code of Ethics, including any information provided on broker transaction confirmations and account statements, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

                           (4) A record  of all  Access  Persons,  currently  or
                  within the past five years, who are or were required to make reports under this Code of Ethics will be established prior to March 1, 2000 and maintained in an easily accessible place;

                           (5) A record of all persons,  currently or within the
                  past five years, who are or were responsible for reviewing reports of Access Persons will be established prior to March 1, 2000 and maintained in an easily accessible place;

                           (6) A record of all  approvals of requests to acquire
                  securities in an Initial Public Offering or Limited Offering, indicating the reasons for such approval, must be maintained for at least five years after the end of the fiscal year in which the approval is granted; and

                           (7) A copy of each report  required  to be  submitted
                  pursuant to Section 10 of this Code of Ethics must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

10.      Reports to the Boards of Directors of the Fund

                  (a) No later than September 1, 2000 and no less frequently than annually thereafter, the Compliance Officer will prepare a written report to be furnished to the board of directors of the Fund that:

                           (1) Describes  any issues  arising under this Code of
                  Ethics since the last report to the board of directors, including, but not limited to, information about material violations of this Code of Ethics and sanctions imposed in response to the material violations; and

                           (2) Certifies that the Fund has adopted the procedures in Sections 7 through 9 of this Code of Ethics and this Section 10 which are reasonably necessary to prevent Access Persons from violating this Code of Ethics.

                  (b) No later than September 1, 2000 and no less frequently than annually thereafter, the investment adviser and the distributor of the Fund must prepare a written report to be furnished to the board of directors of the Fund that:

                           (1) Describes any issues arising under its code of ethics since the last report to the board of directors, including, but not limited to, information about material violations of its code of ethics and sanctions imposed in response to the material violations; and

                           (2)   Certifies   that  it  has  adopted   procedures
                  reasonably necessary to prevent Access Persons from violating its code of ethics.

11.      Sanctions

         Upon discovering a violation of this Code, the board of directors of the Fund may impose such sanctions as it deems appropriate, including, among other things, monetary sanctions, a letter of censure, or suspension or termination of the employment of the violator.

12.      Distribution of the Code

         The Compliance Officer shall provide to each Access Person a copy of this Code of Ethics and obtain an acknowledgement from such person of receipt thereof. Amendments to this Code of Ethics shall in similar fashion be provided to each Access Person, who shall acknowledge receipt thereof.

13.      Acknowledgement

I acknowledge that I have received a copy and read this Code of Ethics. I understand my responsibilities under this Code of Ethics and agree to comply with all of its terms and conditions. I will retain a copy of this Code of Ethics for future reference.

                                    ------------------------------------
                                                   Dated

                                    ------------------------------------
                                                Printed Name

                                    ------------------------------------
                                                 Signature

                                   APPENDIX A

         The term "beneficial owner" shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in securities, subject to the following:

         (1) The term "pecuniary interest" in any class of securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

         (2) The term "indirect pecuniary interest" in any class of securities shall include, but not be limited to:

                  (A) Securities held by members of a person's immediate family sharing the same household; PROVIDED, HOWEVER that the presumption of such beneficial ownership may be rebutted;

                  (B)  A  general  partner's   proportionate   interest  in  the
portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of: (1) the general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or (2) the general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner;

                  (C) A performance-related  fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; PROVIDED, HOWEVER, that no pecuniary interest shall be present where: (1) the performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and (2) securities of the issuer do not account for more than 10 percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

                  (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

                  (E) A person's interest in securities held by a trust, as specified in Rule 16a-8(b); and

                  (F) A person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

         (3) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

                                   APPENDIX B



                    QUARTERLY SECURITIES TRANSACTIONS REPORT

                 For the quarter ending _______________, _______


         I hereby certify that the transactions on the attached account statements are the only securities transactions entered into during the quarter ending on the date written above in which I had any direct or indirect beneficial ownership.

         Please check the applicable box below:

         [ ]     During the quarter ending on the date written above, I have not established any new account in which any securities were held during such quarter for my direct or indirect benefit.

         [ ]     During the quarter  ending on the date  written  above,  I have established the following new accounts in which any securities were held during such quarter for my direct or indirect benefit:

                Name of Broker, Dealer, or Bank Date Established







         Signature


         Name:
                                            Please Print


         Date:

6





                                   APPENDIX C



                             ANNUAL HOLDINGS REPORT

                For the calendar year ending December 31, _______


         I hereby certify that the securities on the attached account statements are the only Covered Securities in which I have a direct or indirect beneficial ownership as of the date written above.

         Listed below are the names of every broker, dealer and bank with whom I maintain an account in which securities are held for my direct or indirect benefit:







         Signature


         Name:
                                            Please Print


         Date:

                                                                  Exhibit (p)(2)
                          SOUND SHORE MANAGEMENT, INC.

                                 CODE OF ETHICS

1.       Purposes

This Code of Ethics has been adopted by the board of directors of Sound Shore Management, Inc. (the "Adviser") in accordance with Rule 17j-1(c)(1) under the Investment Company Act of 1940 (the "Act") and Section 206 of the Investment Advisers Act of 1940 (the "Advisers Act"). This Code applies to the Adviser with respect to purchases and sales on behalf of any client of the Adviser, including any investment company for which the Adviser may serve as an investment adviser or sub-adviser (the "Client" or the "Clients"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by certain associated persons of such companies, including their investment advisers. Similarly, Section 206 of the Advisers Act also proscribes fraudulent and manipulative practices by investment advisers with respect to their clients. The purpose of this Code of Ethics is to provide regulations for the Adviser consistent with Rule 17j-1 of the Act and Section 206 of the Advisers Act and the general prohibitions set forth thereunder.

2.       Definitions

          a) "Access Person" means any director, officer or employee of the Adviser.

          b) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder (see Appendix A).

          c) "Compliance Officer" shall mean the designated officer of the Adviser, or, in the case of the Compliance Officer's unavailability or involvement in the proposed transaction, any other officer of the Adviser not involved in the proposed transaction.

          d) "Control" has the same meaning as in Section 2(a)(9) of the Act.

          e) "Covered Security" shall mean a security as defined in Section 2(a)(36) of the Act,5 except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank


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5    As defined  in  Section  2(a)(36)  of the Act,  "security"  means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a certificates of deposit,  commercial paper and high quality short-term debt
     instruments   including  repurchase   agreements,   and  shares  issued  by
     registered open-end investment companies. "Covered Securities" include, among other things, any option to purchase or sell, and any security convertible into, a Covered Security.

          f)  "Initial   Public   Offering"  means  an  offering  of  securities
     registered   under  the  Securities  Act  of  1933  the  issuer  of  which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

          g) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
     Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

3.       Insider Trading

          a) No Access Person shall, directly or indirectly, purchase or sell any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership which would involve the use of "inside" information. "Inside" information means information known to such person but not generally available to public investors that a reasonable investor would consider to be important in deciding whether to buy, sell or retain a security. All directors, officers and employees are urged in any case where they have the slightest doubt as to the propriety of a transaction to refer it to the Adviser's Compliance Officer or legal counsel.

4.       Prohibited Purchases and Sales

          a) No Access Person shall, directly or indirectly, purchase or sell any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale (i) is being considered for purchase or sale by or for any Client or (ii) is being purchased or sold by or for any Client, until the execution of transactions in such Covered Security by or for any Client have been completed and until such Access Person has obtained the prior approval of the Compliance Officer.

          b) Without obtaining the prior approval of the Compliance Officer, no Access Person shall, directly or indirectly, purchase or sell any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in a manner contrary to recommendations made to or action taken by the Adviser on behalf of any Client where the effect of such purchase or sale may materially effect the price of the securities involved.


---------- ---------- ---------- ----------- ---------- ------------ -----------
"security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

          c) Without obtaining the prior written approval of the Compliance Officer, no Access Person shall directly or indirectly acquire beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

5.       Exempted Transactions

The prohibitions of Section 4 of this Code shall not apply to:

          a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

          b) Purchases or sales of Covered Securities which are not eligible for purchase or sale by any Client.

          c) Purchases or sales which are non-volitional on the part of either the Access Person or any Client.

          d) Purchases effected through a systematic investment plan involving the automatic investment of a predetermined amount on predetermined dates, provided the Compliance Officer has been previously advised of such plan, and purchases which are part of an automatic dividend reinvestment plan.

          e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          f) Any purchase or sale (or series of related purchases and sales) involving less than $5,000 of the Covered Securities of a company which is either listed on a national exchange or traded over the counter and having a market capitalization in excess of $1 billion or, with the prior approval of the Compliance Officer, any other purchase or sale believed by the Compliance Officer to be only remotely potentially harmful to any Client because, for example, it would be very unlikely to affect a highly liquid market, or because it clearly is not related economically to the securities to be purchased, sold or held by any Client.

6.       Reporting 6

          a) Each Access Person must file the following reports:

                    (1) Initial Holdings Report.  Beginning on March 1, 2000, no
               later than 10 days after a person becomes an Access Person, such person must file a report with the Compliance Officer which contains the following information: (i) the title, number of


---------- ----------
6 Any report required by this Section 6 may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

               shares and principal amount of each Covered Security in which such person has any direct or indirect beneficial ownership; (ii) the name of the broker, dealer or bank with whom such person maintains an account in which any securities are held for the direct or indirect benefit of such person; and (iii) the date the report is submitted to the Compliance Officer.

                    (2) Quarterly Transaction Reports. Beginning with the calendar quarter ending March 31, 2000, no later than 10 days after the end of a calendar quarter, every Access Person must file a report with the Compliance Officer with respect to any transaction during the calendar quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership (the "Quarterly Report"). The Quarterly Report, which may be in the form of the cover page in Appendix B and attached account statements, must contain: (i) the date of each transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved; (ii) the nature of the transaction (i.e., purchase or sale or other type of acquisition or disposition); (iii) the price of the Covered Security at which the transaction was effected; (iv) the name of the broker, dealer or bank with or through which the transaction was effected; and
               (v) the date that the report is submitted to the Compliance Officer. With respect to any quarter in which an account was established by an Access Person in which any securities were held for the direct or indirect benefit of the Access Person, such Quarterly Report must also contain the name of the broker, dealer or bank with whom the Access person established the account and the date the account was established.

                    (3) Annual Holdings Reports. No later than January 30, 2001, and every January 30 thereafter, every Access Person must file a report with the Compliance Officer which contains the following information (which information must be current as of a date no more than 30 days before the report is submitted): (i) the title, number of shares and principal amount of each Covered Security in which such person has any direct or indirect beneficial ownership as of December 31 of the prior calendar year; (ii) the name of the broker, dealer or bank with whom such person maintains an account in which any securities are held for the direct or indirect benefit of such person; and (iii) the date the report is submitted to the Compliance Officer. The report may be in the form of the cover page in Appendix C and attached account statements.

7.       Notification to and Determination of Access Persons

               a) Each current officer, director or employee of the Adviser will
          be   notified  of  their   status  as  an  Access   Person  and  their
          corresponding reporting obligations by March 1, 2000.

               b) Each potential new officer, director or employee of the Adviser will be evaluated to determine whether they are an Access Person before they are offered a position and will be notified of their status as an Access Person, if applicable, before they take their position.

8.       Review of Reports Required by this Code of Ethics

               a) Each report required to be submitted under Section 6 of this Code of Ethics will be promptly reviewed by the Compliance Officer when submitted.

               b) Any violation or potential violation of this Code of Ethics shall be brought to the attention of the Chairman of the Adviser within five business days of its discovery.

               c) The Compliance Officer will investigate any such violation or potential violation of this Code of Ethics and report to the Chairman of the Adviser with a recommendation of appropriate action to be taken against any individual whom it is determined has violated this Code of Ethics as is necessary to cure the violation and prevent future violations.

               d) The Compliance Officer will keep a written record of all investigations in connection with any Code of Ethics violations including any action taken as a result of the violation.

9.       Recordkeeping Requirements

               a) The following records must be maintained at the principal place of business of the Adviser in the manner and to the extent set out below. These records must be made available to the Securities and Exchange Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

                    (1) A copy of the Code of Ethics  that is in  effect,  or at any time within the past five years was in effect, must be maintained in an easily accessible place;

                    (2) A record of any violation of this Code of Ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

                    (3) A copy of each report required to be submitted by Access
               Persons under Section 6 of this Code of Ethics, including any information provided on broker transaction confirmations and account statements, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

                    (4) A record of all Access Persons,  currently or within the past five years, who are or were required to make reports under this Code of Ethics will be established prior to March 1, 2000 and maintained in an easily accessible place;

                    (5) A record of all  persons,  currently  or within the past five years, who are or were responsible for reviewing reports of Access Persons will be established prior to March 1, 2000 and maintained in an easily accessible place;

                    (6) A  record  of  all  approvals  of  requests  to  acquire securities in an Initial Public Offering or Limited Offering, indicating the reasons for such approval, must be maintained for at least five years after the end of the fiscal year in which the approval is granted; and

                    (7) A copy of each report required to be submitted  pursuant to Section 10 of this Code of Ethics must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

10.      Reports to the Boards of Directors of Registered Investment Companies

               a) Upon the request of a Client which is a registered investment company, the Compliance Officer will prepare a written report to be furnished to the board of directors of such registered investment company that:

                    (1) Describes  any issues  arising under this Code of Ethics since the last report to such board of directors, including, but not limited to, information about material violations of this Code of Ethics and sanctions imposed in response to the material violations; and

                    (2) Certifies that the Adviser has adopted the procedures in
               Sections 7 through 9 of this Code of Ethics and this Section 10 which are reasonably necessary to prevent Access Persons from violating this Code of Ethics.

11.      Sanctions

Upon discovering a violation of this Code, the Adviser may impose such sanctions as it deems appropriate, including, among other things, monetary sanctions, a letter of censure, or suspension or termination of the employment of the violator.

12.      Distribution of the Code

The Compliance Officer shall provide to each Access Person a copy of this Code of Ethics and obtain an acknowledgement from such person of receipt thereof. Amendments to this Code of Ethics shall in similar fashion be provided to each Access Person, who shall acknowledge receipt thereof.
13.

         Acknowledgement

I acknowledge that I have received a copy and read this Code of Ethics. I understand my responsibilities under this Code of Ethics and agree to comply with all of its terms and conditions. I will retain a copy of this Code of Ethics for future reference.

                               ------------------------------------
                                              Dated

                               ------------------------------------
                                           Printed Name

                               ------------------------------------
                                            Signature

                                   APPENDIX A

The term "beneficial owner" shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in securities, subject to the following:
(1) The term "pecuniary interest" in any class of securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.
(2) The term "indirect pecuniary interest" in any class of securities shall include, but not be limited to:
                  (A) Securities held by members of a person's  immediate family sharing the same household; PROVIDED, HOWEVER that the presumption of such beneficial ownership may be rebutted;
                  (B)  A  general  partner's   proportionate   interest  in  the
portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of: (1) the general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or (2) the general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner;
                  (C) A performance-related  fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; PROVIDED, HOWEVER, that no pecuniary interest shall be present where: (1) the performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and (2) securities of the issuer do not account for more than 10 percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities
                  (D) A  person's  right  to  dividends  that  is  separated  or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;
                  (E) A person's interest in securities held by a trust, as
specified in Rule 16a-8(b); and
                  (F) A  person's  right  to  acquire  securities  through  the exercise or conversion of any derivative security, whether or not presently exercisable.
         (3) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

                                   APPENDIX B



                    QUARTERLY SECURITIES TRANSACTIONS REPORT

                 For the quarter ending _______________, _______


         I hereby certify that the transactions on the attached account statements are the only securities transactions entered into during the quarter ending on the date written above in which I had any direct or indirect beneficial ownership.

         Please check the applicable box below:

         [ ]     During the quarter ending on the date written above, I have not established any new account in which any securities were held during such quarter for my direct or indirect benefit.

         [ ]     During the quarter  ending on the date  written  above,  I have established the following new accounts in which any securities were held during such quarter for my direct or indirect benefit:

                Name of Broker, Dealer, or Bank Date Established







         Signature


         Name:
                                            Please Print


         Date:

                                   APPENDIX C



                             ANNUAL HOLDINGS REPORT

                For the calendar year ending December 31, _______


         I hereby certify that the securities on the attached account statements are the only Covered Securities in which I have a direct or indirect beneficial ownership as of the date written above.

         Listed below are the names of every broker, dealer and bank with whom I maintain an account in which securities are held for my direct or indirect benefit:









         Signature


         Name:
                                            Please Print


         Date:

                                                                  Exhibit (p)(3)

                         FORUM INVESTMENT ADVISORS, LLC
                            FORUM FUND SERVICES, LLC
                                 CODE OF ETHICS
                           AS AMENDED JANUARY 17, 2000


INTRODUCTION

         This Code of Ethics (the "Code") has been adopted by Forum Fund Services, LLC ("FFS") and Forum Investment Advisors, LLC ("FIA" and collectively with FFS, "Forum"). This Code pertains to Forum's investment advisory and distribution services to registered management investment companies or series thereof (each a "Fund"). In addition, this Code applies to employees of Forum's commonly controlled companies who serve as officers of a Fund. This Code establishes standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of a Fund may abuse their fiduciary duties to the Fund and addresses other types of conflict of interest situations. Definitions of underlined terms are included in Appendix A.

1.       POLICY STATEMENT

         Forum forbids any Access Person, Investment Personnel or Fund Officer from engaging in any conduct which is contrary to this Code. In addition, due to their positions, Forum also forbids any Access Person or Investment Personnel from engaging in any conduct which is contrary to Forum's Insider Trading Policy and Related Procedures. In addition, many persons subject to the Code are also subject to the other restrictions or requirements which affect their ability to open securities accounts, effect securities transactions, report securities transactions, maintain information and documents in a confidential manner and other matters relating to the proper discharge of your obligations to Forum. These include contractual arrangements with Forum, policies adopted by Forum concerning confidential information and documents and FFS' Compliance and Supervisory Procedures Manual.

         Forum has always held itself and its employees to the highest ethical standards. While this Code is only one manifestation of those standards, compliance with its provisions is essential. Failure to comply with this Code is a very serious matter and may result in disciplinary action being taken. Such action can include among other things, monetary fines, disgorgement of profits, suspension or even termination of employment.

2.       WHO IS COVERED BY THIS CODE

          (a) All Access Persons and Investment Personnel, in each case only with respect to those Funds as listed on Appendix B.

          (b) Fund Officers, but only with respect to those Funds for which they serve as Fund Officers as listed in Appendix B.

3.       PROHIBITED TRANSACTIONS

         (A) PROHIBITION AGAINST FRAUDULENT CONDUCT. It is unlawful for Access Persons, Investment Personnel and Fund Officers to use any information concerning a security held or to be acquired by a Fund, or their ability to influence any investment decisions, for personal gain or in a manner detrimental to the interests of a Fund. In addition, they shall not, directly or indirectly:

         (i) employ any device, scheme or artifice to defraud a Fund or engage in any manipulative practice with respect to a Fund;
         (ii) make to a Fund, any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or
         (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund.

         (B) BLACKOUT PERIOD. Access Persons and Investment Personnel shall not purchase or sell a Covered Security in an account over which they have direct or indirect influence or control on a day during which they know or should have known a Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.


         (C) ADDITIONAL INVESTMENT PERSONNEL BLACKOUT PERIOD. No Investment Personnel shall purchase or sell a Covered Security within five calendar days before or two calendar days after a Fund for which the Investment Personnel makes or participates in making a recommendation trades in that security. Any profits realized on trades within this proscribed period shall be disgorged. This blackout period does not apply to money market mutual funds which are advised by FIA.

         (D) FUND OFFICER PROHIBITION. No Fund Officer shall directly or indirectly seek to obtain information (other than that necessary to accomplish the functions of the office) from any Fund portfolio manager regarding (i) the status of any pending securities transaction for a Fund or (ii) the merits of any securities transaction contemplated by the Fund Officer.


         (E) BLACKOUT PERIOD EXCLUSIONS AND DEFINITIONS. The following transactions shall not be prohibited by this Code and are not subject to the limitations of Sections 3(b) and (c):


         (i) purchases or sales over which you have no direct or indirect influence or control (for this purpose, you are deemed to have direct or indirect influence or control over the accounts of a spouse, minor children and relatives residing in your home);
         (ii) purchases which are part of an automatic dividend reinvestment plan;
         (iii)    purchases or sales which are non-volitional on your part; and

         (iv) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

         Your trading shall be exempt from the  limitations of Sections 3(b) and
(c) provided that (i) the market capitalization of a particular security exceeds $1 billion and (ii) pending orders of FIA do not exceed two percent of the daily average trading volume of the security for the prior 15 days.


         For purposes of Sections 3(b) and (c), and subject to Section 3(g) below, the (i) common stock and any fixed income security of an issuer shall not be deemed to be the same security and (ii) non-convertible preferred stock of an issuer shall be deemed to be the same security as the fixed income securities of that issuer; and (iii) convertible preferred stock shall be deemed to be the same security as both the common stock and fixed income securities of that issuer.

         (F) REQUIREMENT FOR PRECLEARANCE. Investment Personnel must obtain prior written approval from the designated Review Officer before:

         (i) directly or indirectly acquiring securities in an initial public offering for which no public market in the same or similar securities of the issue has previously existed; and
         (ii) directly or indirectly acquiring securities in a private placement. In determining whether to preclear the transaction, the Review Officer designated under Section 5 shall consider, among other factors, whether the investment opportunity should be reserved for a Fund, and whether such opportunity is being offered to the Investment Personnel by virtue of their position with the Fund.


         Any Investment Personnel of a Fund who has taken a personal position through a private placement will be under an affirmative obligation to disclose that position in writing to the Review Officer if they play a material role in the Fund's subsequent investment decision regarding the same issuer; this separate disclosure must be made even though the Investment Personnel has previously disclosed the ownership of the privately placed security in compliance with the preclearance requirements of this section. Once disclosure is given, an independent review of the Fund's investment decision will be made.


         (G) OTHER PROHIBITED TRANSACTIONS. Access Persons, Investment Personnel and Fund Officers shall not:

         (i) induce or cause a Fund to take action or to fail to take action, for personal benefit rather than for the benefit of the Fund;
         (ii) accept anything other than of DE MINIMIS value or any other preferential treatment from any broker-dealer or other entity with which a Fund does business;
         (iii) establish or maintain an account at a broker-dealer, bank or other entity through which securities transactions may be effected without written notice to the designated Review Officer prior to establishing such an account;

         (iv) use knowledge of portfolio transactions of a Fund for your personal benefit or the personal benefit of others;
         (v) violate the anti-fraud provisions of the federal or state securities laws;
         (vi) serve on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer that the board service would be consistent with the interests of the Fund and its shareholders.


         (H) UNDUE INFLUENCE. Access Persons, Investment Personnel and Fund Officers shall not cause or attempt to cause any Fund to purchase, sell or hold any security in a manner calculated to create any personal benefit to you. You shall not recommend any securities transactions for a Fund without having disclosed (through reports in accordance with Section 4, preclearance in accordance with Section 3(f), or otherwise) your interest, if any, in such securities or the issuer thereof, including, without limitation, (i) your beneficial ownership of any securities of such issuer, (ii) any position with such issuer or its affiliates and (iii) any present or proposed business relationship between you (or any party in which you have a significant interest) and such issuer or its affiliates.

         (I) CORPORATE OPPORTUNITIES. Access Persons, Investment Personnel and Fund Officers shall not take personal advantage of any opportunity properly belonging to a Fund.

         (J)  CONFIDENTIALITY.  Except  as  required  in the  normal  course  of carrying out their business responsibilities, Access Persons, Investment Personnel and Fund Officers shall not reveal information relating to the investment intentions or activities of any Fund, or securities that are being considered for purchase or sale on behalf of any Fund.


4.       REPORTING REQUIREMENTS

         (A) REPORTING. Access Persons, Investment Personnel and Fund Officers must report the information described in this Section with respect to transactions in any Covered Security in which they have, or by reason of such transaction acquire, any direct or indirect beneficial ownership. They must report to the designated Review Officer unless they are otherwise required by a Fund, pursuant to a Code of Ethics adopted by the Fund, to report to the Fund or another person.

         (B) EXCLUSIONS FROM REPORTING. Purchases or sales in Covered Securities in an account in which you have no direct or indirect influence or control are not subject to the reporting requirements of this Section.

         (C) INITIAL HOLDING REPORTS. No later than ten (10) days after you become subject to this Code as set forth in Section 2, you must report the following information:

         (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which you have any direct or indirect beneficial ownership as of the date you became subject to this Code;

         (ii) the name of any broker, dealer or bank with whom you maintained an account in which any securities were held for your direct or indirect benefit as of the date you became subject to this Code; and
         (iii)    the date that the report is submitted.

         (D) QUARTERLY TRANSACTION REPORTS. No later than ten (10) days after the end of a calendar quarter, you must report the following information:

          (i) with respect to any transaction during the quarter in a Covered Security (whether or not publicly traded) in which you have, or by reason of such transaction acquired, any direct or indirect beneficial ownership:

               (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;
               (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
               (3) the price of the Covered Security at which the transaction was effected;
               (4) the name of the broker, dealer or bank with or through which the transaction was effected; and
               (5)  the date that the report is submitted.

          (ii) with respect to any account established by you in which any Covered Securities (whether or not publicly traded) were held during the quarter for your direct or indirect benefit:

                  (1) the name of the broker, dealer or bank with whom you established the account;
                  (2)      the date the account was established; and
                  (3)      the date that the report is submitted.

         (E) ANNUAL HOLDINGS REPORTS. Annually, you must report the following information (which information must be current as of a date no more than thirty
(30) days before the report is submitted):

         (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which you had any direct or indirect beneficial ownership;
         (ii) the name of any broker, dealer or bank with whom you maintain an account in which any securities are held for your direct or indirect benefit; and
         (iii)    the date that the report is submitted.

         (F) CERTIFICATION OF COMPLIANCE. You are required to certify annually (in the form of Attachment A) that you have read and understood the Code and recognize that you are subject to the Code. Further, you are required to certify annually that you have complied with all the requirements of the Code and you have disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

         (G) ALTERNATIVE REPORTING. The submission to the Review Officer of duplicate broker trade confirmations and statements on all securities transactions shall satisfy the reporting requirements of Section 4. The annual holdings report may be satisfied by confirming annually, in writing, the accuracy of the records maintained by the Review Officer and recording the date of the confirmation.

         (H) REPORT QUALIFICATION. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

         (I) ACCOUNT OPENING PROCEDURES. You shall provide written notice to the Review Officer prior to opening any account with any entity through which a Covered Securities transaction may be effected. In addition, you will promptly:

         (i) provide full access to a Fund, its agents and attorneys to any and all records and documents which a Fund considers relevant to any securities transactions or other matters subject to the Code;
         (ii) cooperate with a Fund, or its agents and attorneys, in investigating any securities transactions or other matter subject to the Code;
         (iii) provide a Fund, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter subject to the Code; and
         (iv) promptly notify the Review Officer or such other individual as a Fund may direct, in writing, from time to time, of any incident of noncompliance with the Code by anyone subject to this Code.

5.       REVIEW OFFICER

         (A) DUTIES OF REVIEW OFFICER. The Chief Compliance Officer of Forum has been appointed by the Director of FIA and FFS as the Review Officer to:

         (i) review all securities transaction and holdings reports and shall maintain the names of persons responsible for reviewing these reports;
         (ii) identify all persons subject to this Code who are required to make these reports and promptly inform each person of the requirements of this Code;
         (iii)    compare,   on  a  quarterly  basis,  all  Covered   Securities
                  transactions with each Fund's completed portfolio transactions to determine whether a Code violation may have occurred;
         (iv) maintain a signed acknowledgment by each person who is then subject to this Code, in the form of Attachment A; and
         (v) identify persons who are Investment Personnel of the Fund and inform those persons of their requirements to obtain prior written approval from the Review Officer prior to directly or indirectly acquiring ownership of a security in any private placement or initial public offering.

         (vi) exempt any Fund Officer from provisions of this Code if the person is subject to similar requirements of a Fund's Code of Ethics.

         (B) POTENTIAL TRADE CONFLICT. When there appears to be a transaction that conflicts with the Code, the Review Officer shall request a written explanation of the person's transaction. If after post-trade review, it is determined that there has been a violation of the Code, a report will be made by the designated Review Officer with a recommendation of appropriate action to the Director of FIA and FFS and a Fund's Board of Trustees (or Directors).

         (C) REQUIRED RECORDS. The Review Officer shall maintain and cause to be maintained:

         (i) a copy of any code of ethics adopted by Forum which has been in effect during the previous five (5) years in an easily accessible place;
         (ii) a record of any violation of any code of ethics, and of any action taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;
         (iii) a copy of each report made by anyone subject to this Code as required by Section 4 for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;
         (iv) a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by Forum, in an easily accessible place;
         (v) a copy of each written report and certification required pursuant to Section 5(e) of this Code for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and
         (vi) a record of any decision, and the reasons supporting the decision, approving the acquisition by Investment Personnel of securities under Section 3(f) of this Code, for at least five
                  (5) years after the end of the fiscal year in which the approval is granted.

         (D) POST-TRADE REVIEW PROCESS. Following receipt of trade confirms and statements, transactions will be screened for the following:

         (i)      SAME  DAY  TRADES:   transactions   by  Access  Persons  and
                  Investment Personnel occurring on the same day as the purchase or sale of the same security by a Fund for which they are an Access Person or Investment Personnel.
         (ii) PORTFOLIO MANAGER TRADES: transactions by Investment Personnel within five calendar days before and two calendar days after a Fund, for which the Investment Personnel makes or participates in making a recommendation, trades in that security.

         (iii) FRAUDULENT CONDUCT: transaction by Access Persons, Investment Personnel and Fund Officers which, within the most recent 15 days, is or has been held by a Fund or is being or has been considered by a Fund or FIA for purchase by a Fund.
         (iv) OTHER ACTIVITIES: transactions which may give the appearance that an Access Person, Investment Personnel or Fund Officer has executed transactions not in accordance with this Code.

         (E) SUBMISSION TO FUND BOARD. The Review Officer shall annually prepare a written report to the Board of Trustees (or Directors) of a Fund listed in Appendix B that

          (i) describes any issues under this Code or its procedures since the last report to the Trustees, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

          (ii) certifies  that  the  Fund  has  adopted  procedures   reasonably
               necessary to prevent Access Persons, Investment Personnel and Fund Officers from violating this code.

                              FORUM CODE OF ETHICS
                                   APPENDIX A
                                   DEFINITIONS

(a)      Access Person:

         (i)(1) of FIA means each director or officer of FIA, any employee or agent of FIA, or any company in a control relationship to FIA who, in connection with the person's regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by a Fund advised by FIA, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

         (i)(2) any natural person in a control relationship to FIA who obtains information concerning recommendations made to a Fund by FIA with regard to the purchase or sale of Covered Securities by the Fund;

         (ii) of FFS means each director or officer of FFS who in the ordinary course of business makes, participates in or obtains information regarding the purchase or sale of Covered Securities for a Fund or whose functions or duties as part of the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities.

(b)      Act means the Investment Company Act of 1940, as amended.

(c) Beneficial Owner shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

         Indirect pecuniary interest in a security includes securities held by a person's immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

(d) Control means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. This presumption may be rebutted by the Review Officer based upon the facts and circumstances of a given situation.

(e)      Covered Security means any security except:

         (i)      direct obligations of the Government of the United States;
         (ii)     bankers' acceptances and bank certificates of deposits;
         (iii) commercial paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;
         (iv)     repurchase agreements covering any of the foregoing; and
         (v)      shares of registered open-end investment companies.

(f) Fund Officer means any employee of Forum or of a company commonly controlled with Forum who is an officer or director/trustee of a Fund.

(h)      Investment Personnel means

         (i) any employee of FIA who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund managed by FIA; and

         (ii) any individual who controls FIA or a Fund for which FIA is an investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

(i) Purchase or sale includes, among other things, the writing of an option to purchase or sell.

(j)      Security held or to be acquired by the Fund means

         (i) any Covered Security which, within the most recent 15 days (x) is or has been held by the applicable Fund or (y) is being or has been considered by the applicable Fund or its investment adviser for purchase by the applicable Fund; and

         (ii) and any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

                                               FORUM CODE OF ETHICS
                                                    APPENDIX B
                                              LIST OF ACCESS PERSONS
                                            (as amended March 20, 2000)

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
             FIA                  AP       IP              AS OF DATE                    FUND                 END DATE
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Berthy, Les C.                    X         X     September 1, 1989                       FF
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Burns, John                       X         X     July 1, 1999                          FF/CTD
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Fischer, Anthony R.               X         X     January 1, 1998                         CTD
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Goldstein, David I.               X               June 1, 1997                          FF/CTD
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Kaplan, Mark D.                   X         X     March 20, 1996                        FF/CTD
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Keffer, John Y.                   X               September 1, 1989                     FF/CTD
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Stillings, Dawn Marie             X         X     January 1, 1998                       FF/CTD
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Hirsch, Ron                       X               November 1, 1999                      FF/CTD
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
             FFS                  AP       IP              AS OF DATE                    FUND                 END DATE
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Goldstein, David I.               X               September 1, 1991                       All
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Keffer, John Y.                   X               June 9, 1986                            All
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Hirsch, Ron                       X               November 1, 1999                        All
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

        FUND OFFICERS             AP       IP              AS OF DATE            OFFICER OR TRUSTEE OF        END DATE
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Barrett, Stephen J.                               September 28, 1998                CT, TC, ML, SS
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Goldstein, David I.                               October 16, 1992                      CT, FF
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Hirsch, Ron                                       October 28, 1999                  SS, TC, CT, ML
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Hong, Stacey E.                                   May 19, 1998                          CT, FF
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Kaplan, Mark D.                                   June 14, 1996                           FF
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Keffer, John Y.                                   October 16, 1992                  CT, FF, SS, TC
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Klenk, Leslie K.                                  May 19, 1998                            FF
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Riggle, D. Blaine                                 March 9, 1998                     CT, ML, SS, TC
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Sheehan, Thomas G.                                July 26, 1994                         CT, ML
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Taylor, Dawn                                      January 28, 1999                        SS
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

AP = Access Person;  IP = Investment Personnel
FF = Forum Funds; CTD = Core Trust (Delaware); CT = Cutler Trust; TC = True Crossing; Memorial = ML; SS = Sound Shore

                                      FORUM
                                 CODE OF ETHICS

                                  ATTACHMENT A
                                 ACKNOWLEDGMENT


I understand that I am subject to Forum's Code of Ethics. I have read and I understand the Forum Code of Ethics, as adopted by Forum Investment Advisors, LLC and Forum Fund Services, LLC as amended January 17, 2000 and will comply with it in all respects. In addition, I certify that I have complied with the requirements of the Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.




        Signature                                                      Date



      Printed Name

   THIS FORM MUST BE COMPLETED AND RETURNED TO FORUM'S COMPLIANCE DEPARTMENT:

                               COMPLIANCE MANAGER
                              FORUM FINANCIAL GROUP
                               TWO PORTLAND SQUARE
                               PORTLAND, ME 04101